FIRST INDUSTRIAL REALTY TRUST REPORTS
FOURTH QUARTER AND FULL YEAR 2025 RESULTS
•2025 NAREIT FFO/Share Growth of 11.7%
•32% Cash Rental Rate Increase on Leases Commencing in 2025; 37% Increase Excluding 1.3 MSF Fixed-Rate Renewal
•35% Cash Rental Rate Increase on Leases Signed To Date Commencing in 2026
•Cash Same Store NOI Growth of 7.1% for the Full Year 2025
•Increased First Quarter 2026 Dividend to $0.50 Per Share, a 12.4% Increase
•Acquired the Last Remaining Building from Our Camelback 303 JV in Phoenix in the Fourth Quarter; 968,000 SF, 100% Leased, $125 Million Purchase Price
•Started Two Developments in 1Q26 To Date Totaling 305,000 SF in Miami and Dallas, Estimated Investment of $70 Million
•Signed 447,000 SF of New Leases for Development Projects in the Fourth Quarter; 231,000 SF Signed Subsequent to the Third Quarter Earnings Call
•Closed $425 Million and $375 Million Unsecured Term Loans in 1Q26
•2026 NAREIT FFO Guidance Initiated at a Range of $3.09 to $3.19 Per Share/Unit, Representing Approximately 6% Growth at the Midpoint

CHICAGO, February 4, 2026 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading fully integrated owner, operator and developer of logistics real estate, today announced results for the fourth quarter and full year 2025. First Industrial's diluted net income available to common stockholders per share (EPS) was $0.59 in the fourth quarter, compared to $0.52 a year ago. Full year 2025 EPS was $1.87, compared to $2.17 in 2024.

First Industrial's fourth quarter funds from operations (FFO) was $0.77 per share/unit on a diluted basis, compared to $0.71 per share/unit a year ago. Full year 2025 FFO was $2.96 per share/unit on a diluted basis, compared to $2.65 in 2024, a growth rate of 11.7%.

“Despite a volatile leasing market in 2025 impacted by the evolving tariff policies and other uncertainties, our First Industrial team maintained its keen focus on delivering strong growth in FFO, cash rental rates and cash same store NOI,” said Peter E. Baccile, First Industrial's president and chief executive officer. “On the strength of the performance of our platform and our outlook, we increased our dividend rate by 12.4%.”

Portfolio Performance

•In service occupancy was 94.4% at the end of the fourth quarter of 2025, compared to 94.0% at the end of the third quarter of 2025, and 96.2% at the end of the fourth quarter of 2024.
•In the fourth quarter, cash rental rates on commenced new and renewal leasing increased 35%. For the full year, cash rental rates increased 32%. Excluding the 1.3 million square-foot fixed-rate renewal, the cash rental rates increased 37% for the full year.
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•The Company has achieved a cash rental rate increase of approximately 35% on leases signed to date commencing in 2026 reflecting 45% of 2026 expirations by square footage.
•In the fourth quarter, cash basis same store net operating income before termination fees (“SS NOI”) increased 3.7%. For the full year, SS NOI increased 7.1%, primarily reflecting increases in rental rates on new and renewal leasing and contractual rent escalations, partially offset by lower average occupancy. SS NOI excludes $4.5 million of income related to the third quarter 2024 accelerated recognition of a tenant improvement reimbursement.

Development Leasing Highlights

During the fourth quarter, the Company:
•Leased the remaining 212,000 square feet of its 425,000 square-foot First Liberty Logistics Center in Houston; commenced in the fourth quarter.
•Leased 19,000 square feet of its 107,000 square-foot First Loop Logistics Park Building 4 in Orlando; expected to commence in the first quarter of 2026.
•Leased 100% of its 159,000 square-foot First Harley Knox Logistics Center in the Inland Empire; commenced in the fourth quarter.
•Leased 57,000 square feet of its 136,000 square-foot First Park Miami Building 12 in South Florida; commenced in the fourth quarter.

Investment and Disposition Highlights

During the fourth quarter, the Company:
•Acquired a 100% leased 968,000 square-foot building from its Camelback 303 joint venture in Phoenix for $125 million. Purchase price reflects a reduction related to First Industrial's share of its gain, promote and fees.
•Acquired a 117,000 square-foot building in Baltimore for $31 million.
•Sold three buildings in Detroit - 146,000 square feet; $15 million.
•Sold 71 acres from its Camelback 303 joint venture for gross sales proceeds of $58 million. First Industrial's interest in the joint venture was 43%.

For the full year 2025, the Company:
•Acquired three 100% leased buildings totaling 1.8 million square feet from its Camelback 303 joint venture in Phoenix for $245 million. Purchase price reflects a reduction related to First Industrial's share of its gain, promote and fees.
•Acquired a 117,000 square-foot building in Baltimore for $31 million.
•Acquired a 61-acre land site in Philadelphia for $16 million for a two-phase project developable to 837,000 square feet.
•Acquired an income-producing land site in Northern California for $11 million.
•Sold seven buildings comprised of 325,000 square feet and one land site for a total of $42 million.

In the first quarter to date of 2026, the Company:
•Commenced development of two projects totaling 305,000 square feet with an estimated total investment of $70 million comprised of:
◦First Park Miami Building 4 in South Florida - 220,000 square feet; $57 million estimated investment.
◦First Arlington Commerce Center III in Dallas - 84,000 square feet; $13 million estimated investment.

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Capital Markets Highlights

In the first quarter to date of 2026, the Company:
•Closed an unsecured term loan that refinanced its $425 million unsecured term loan previously scheduled to mature on October 18, 2027. The new term loan matures on January 22, 2030 and has a one-year extension option. The agreement provides for interest-only payments currently at an interest rate of SOFR plus 85 basis points based on the Company's current credit ratings. The previous 10 basis point SOFR adjustment was eliminated from this loan.
•Closed an unsecured term loan that refinanced its $300 million unsecured term loan previously scheduled to mature on August 12, 2026 and expanded its size to $375 million. The new term loan matures on January 22, 2029 and has two one-year extension options. The agreement provides for interest-only payments currently at an interest rate of SOFR plus 85 basis points based on the Company's current credit ratings. The previous 10 basis point SOFR adjustment was eliminated from this loan.
•In conjunction with these refinancings, the Company also amended its $200 million unsecured term loan to, among other things, eliminate the 10 basis point SOFR adjustment.

Common Stock Dividend Increase

Our board of directors declared a common dividend of $0.50 per share/unit for the quarter ending March 31, 2026 payable on April 20, 2026 to stockholders of record on March 31, 2026. The new dividend rate represents a 12.4% increase from the prior rate of $0.445 per share/unit.

Outlook for 2026

“Leasing traffic at our key availabilities remains good and the overall fundamental picture continues to improve, with completions and new starts measured. Our portfolio continues to perform well, reflected in our progress on 2026 expirations and 35% growth on cash rental rates for new and renewal lease signings thus far,” said Mr. Baccile. “Within our operating portfolio and development investments, we have built-in opportunity to drive incremental cash flow and value for shareholders.”

	Low End of	High End of
	Guidance for 2026	Guidance for 2026
	(Per share/unit)	(Per share/unit)
Net Income Available to Common Stockholders and Unitholders	$1.58	$1.68
Add: Depreciation and Other Amortization of Real Estate	1.51	1.51

NAREIT Funds From Operations	$3.09	$3.19

The following assumptions were used for guidance:
•Average quarter-end in service occupancy of 94.0% to 95.0%.
•SS NOI growth on a cash basis before termination fees of 5.0% to 6.0%. This range assumes 2026 bad debt expense of $1.0 million.
•Includes the incremental costs expected in 2026 related to the Company’s completed and under construction developments as of December 31, 2025 and the aforementioned first quarter 2026 starts to date comprised of First Park Miami Building 4 and First Arlington Commerce Center III. In total, the Company expects to capitalize $0.08 per share of interest in 2026.
•General and administrative expense of $42.0 million to $43.0 million.
•Guidance does not include the impact of any future investments, property sales, debt repurchases prior to maturity, debt issuances, or equity issuances post the date of this press release.

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Conference Call

First Industrial will host its fourth quarter and full year 2025 conference call on Thursday, February 5, 2026 at 10:00 a.m. CST (11:00 a.m. EST). The conference call may be accessed by dialing (833) 890-3273, passcode “First Industrial”. The conference call will also be webcast live on the Investors page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

The Company’s fourth quarter and full year 2025 supplemental information can be viewed at www.firstindustrial.com under the “Investors” tab.

FFO Definition

First Industrial calculates FFO to be equal to net income available to common stockholders, unitholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain (or plus loss) on sale of real estate, adjusted for any associated income tax provisions or benefits. Similar adjustments are made for our share of net income from an unconsolidated joint venture. This calculation methodology is in accordance with the NAREIT definition of FFO.

About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading U.S.-only owner, operator, developer and acquirer of logistics properties. Through our fully integrated operating and investing platform, we provide high quality facilities and industry-leading customer service to multinational corporations and regional firms that are essential for their supply chains. In total, we own and have under development approximately 71.6 million square feet of industrial space concentrated in 15 target MSAs as of December 31, 2025. For more information, please visit us at www.firstindustrial.com.

Forward-Looking Statements

This press release and the presentation to which it refers may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions and describe our future plans, strategies and expectations, and are generally identifiable by use of the words "believe," "expect," "plan," "intend," "anticipate," "estimate," "project," "seek," "target," "potential," "focus," "may," "will," "should" or similar words. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. Factors that could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically, including impacts and uncertainties arising from trade disputes and tariffs on goods imported to or exported from the United States; changes in legislation/regulation (including laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; our ability to qualify and maintain our status as a real estate investment trust; the availability, cost and attractiveness of financing (including both public and private capital), increases in or prolonged periods of elevated interest rates, and our ability to raise equity capital on attractive terms; the availability and attractiveness of terms of debt repurchases; our ability to retain our credit agency ratings; our ability to comply with applicable financial covenants; changes in the
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competitive environment in which we operate, including changes in supply, demand and valuation of industrial properties and land in our current and potential markets; our ability to identify, acquire, develop and/or manage properties on favorable terms; our ability to dispose of properties on favorable terms; our ability to successfully integrate acquired properties; potential liability relating to environmental matters; defaults on or non-renewal of leases by our tenants; decreases in rental rates or increases in vacancy rates; higher-than-expected real estate construction costs and delays in development or lease-up timelines; uncertainty and economic impacts of pandemics, epidemics or other public health emergencies or fear of such events; risks associated with cybersecurity breaches, cyberattacks, intrusions or other significant disruptions of our information technology networks or systems; potential natural disasters and other catastrophic events, including acts of war or terrorism; insufficient or unavailable insurance coverage; technological developments, particularly those affecting supply chains and logistics; litigation risks, including costs associated with prosecuting or defending claims and potential adverse outcomes; risks associated with our investments in joint ventures, including our lack of sole decision-making authority; and other risks and uncertainties described in Item A, "Risk Factors" and elsewhere in our annual report, on Form 10-K for the year ended December 31, 2024, as well as those risks and uncertainties discussed from time to time in our other Exchange Act reports and public filings with the Securities and Exchange Commission (the “SEC”). We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements except as may be required by law. For further information on these and other factors that could impact us and the statements contained herein, reference should be made to our filings with the SEC.

A schedule of selected financial information is attached.

Contact: Art Harmon
Senior Vice President, Investor Relations and Marketing
(312) 344-4320

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FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(Unaudited)
(In thousands except per share/Unit data)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2025	2024	2025	2024
Statements of Operations and Other Data:
Total Revenues	$188,409	$175,588	$727,076	$669,641

Property Expenses	(51,530)	(47,872)	(191,480)	(182,821)
General and Administrative	(9,062)	(10,303)	(41,945)	(40,935)
Joint Venture Development Services Expense	(105)	(524)	(629)	(1,529)
Depreciation of Corporate FF&E	(157)	(177)	(634)	(732)
Depreciation and Other Amortization of Real Estate	(48,450)	(43,380)	(184,682)	(171,207)
Total Expenses	(109,304)	(102,256)	(419,370)	(397,224)
Gain on Sale of Real Estate	9,402	18,169	26,905	111,970
Interest Expense	(21,964)	(20,114)	(84,886)	(82,973)
Amortization of Debt Issuance Costs	(1,349)	(911)	(5,033)	(3,646)
Income from Operations Before Equity in Income of Joint Venture and Income Tax Provision	$65,194	$70,476	$244,692	$297,768
Equity in Income of Joint Venture	30,869	1,134	34,669	4,295
Income Tax Provision	(9,111)	(1,169)	(15,282)	(6,075)
Net Income	$86,952	$70,441	$264,079	$295,988
Net Income Attributable to the Noncontrolling Interests	(8,103)	(2,020)	(16,636)	(8,434)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$78,849	$68,421	$247,443	$287,554
RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (c) AND AFFO (c)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$78,849	$68,421	$247,443	$287,554
Depreciation and Other Amortization of Real Estate	48,450	43,380	184,682	171,207
Depreciation and Other Amortization of Real Estate in the Joint Venture (a)	432	1,050	2,614	2,758
Net Income Attributable to the Noncontrolling Interests	8,103	2,020	16,636	8,434
Gain on Sale of Real Estate	(9,402)	(18,169)	(26,905)	(111,970)
Gain on Sale of Real Estate from Joint Venture (a)	(30,441)	(1,414)	(34,184)	(1,756)
Equity in FFO from Joint Venture Attributable to the Noncontrolling Interest (a)	(103)	(93)	(372)	(636)
Income Tax Provision - Excluded from FFO (b)	8,501	710	13,909	4,542
Funds From Operations ("FFO") (NAREIT) (c)	$104,389	$95,905	$403,823	$360,133
Amortization of Equity Based Compensation	2,004	3,522	20,297	20,085
Amortization of Debt Discounts and Hedge Costs	263	105	816	417
Amortization of Debt Issuance Costs	1,349	911	5,033	3,646
Depreciation of Corporate FF&E	157	177	634	732
Non-incremental Building Improvements	(8,813)	(8,506)	(22,042)	(19,833)
Non-incremental Leasing Costs	(15,060)	(9,085)	(34,640)	(32,228)
Capitalized Interest	(3,411)	(1,956)	(12,785)	(8,283)
Capitalized Overhead	(1,520)	(1,386)	(8,012)	(7,547)
Straight-Line Rent, Amortization of Above (Below) Market Leases and Lease Inducements	(5,742)	(9,034)	(19,654)	(22,628)
Adjusted Funds From Operations ("AFFO") (c)	$73,616	$70,653	$333,470	$294,494
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RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO ADJUSTED EBITDA (c) AND NOI (c)
	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2025	2024	2025	2024
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$78,849	$68,421	$247,443	$287,554
Interest Expense	21,964	20,114	84,886	82,973
Depreciation and Other Amortization of Real Estate	48,450	43,380	184,682	171,207
Depreciation and Other Amortization of Real Estate in the Joint Venture (a)	432	1,050	2,614	2,758
Income Tax Provision - Allocable to FFO (b)	610	459	1,373	1,533
Net Income Attributable to the Noncontrolling Interests	8,103	2,020	16,636	8,434
Equity in FFO from Joint Venture Attributable to the Noncontrolling Interest (a)	(103)	(93)	(372)	(636)
Amortization of Debt Issuance Costs	1,349	911	5,033	3,646
Depreciation of Corporate FF&E	157	177	634	732
Gain on Sale of Real Estate	(9,402)	(18,169)	(26,905)	(111,970)
Gain on Sale of Real Estate from Joint Venture (a)	(30,441)	(1,414)	(34,184)	(1,756)
Income Tax Provision - Excluded from FFO (b)	8,501	710	13,909	4,542
Adjusted EBITDA (c)	$128,469	$117,566	$495,749	$449,017
General and Administrative	9,062	10,303	41,945	40,935
Equity in FFO from Joint Venture, Net of Noncontrolling Interest (a)	(757)	(677)	(2,727)	(4,661)
Net Operating Income ("NOI") (c)	$136,774	$127,192	$534,967	$485,291
Non-Same Store NOI	(11,685)	(4,999)	(36,462)	(17,218)
Same Store NOI Before Same Store Adjustments (c)	$125,089	$122,193	$498,505	$468,073
Straight-line Rent	(1,413)	(2,867)	(8,080)	(9,102)
Above (Below) Market Lease Amortization	(512)	(686)	(2,117)	(3,038)
Lease Termination Fees	(531)	(418)	(685)	(589)
Same Store NOI (Cash Basis without Termination Fees) (c)	$122,633	$118,222	$487,623	$455,344

Weighted Avg. Number of Shares/Units Outstanding - Basic	135,481	135,105	135,466	135,092
Weighted Avg. Number of Shares Outstanding - Basic	132,487	132,377	132,446	132,369

Weighted Avg. Number of Shares/Units Outstanding - Diluted	136,232	135,531	136,038	135,426
Weighted Avg. Number of Shares Outstanding - Diluted	132,580	132,436	132,514	132,416

Per Share/Unit Data:
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$78,849	$68,421	$247,443	$287,554
Less: Allocation to Participating Securities	(41)	(49)	(146)	(211)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders	$78,808	$68,372	$247,297	$287,343

Basic and Diluted Per Share	$0.59	$0.52	$1.87	$2.17

FFO (NAREIT) (c)	$104,389	$95,905	$403,823	$360,133
Less: Allocation to Participating Securities	(146)	(185)	(581)	(700)
FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$104,243	$95,720	$403,242	$359,433

Basic Per Share/Unit	$0.77	$0.71	$2.98	$2.66
Diluted Per Share/Unit	$0.77	$0.71	$2.96	$2.65

Common Dividends/Distributions Per Share/Unit	$0.445	$0.370	$1.780	$1.480
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Balance Sheet Data (end of period):	December 31, 2025	December 31, 2024
Gross Real Estate Investment	$6,367,678	$5,846,392
Total Assets	5,688,081	5,261,426
Debt	2,553,396	2,209,303
Total Liabilities	2,929,151	2,515,398
Total Equity	2,758,930	2,746,028

		Three Months Ended		Twelve Months Ended
		December 31,	December 31,	December 31,	December 31,
		2025	2024	2025	2024
(a)	Equity in Income of Joint Venture
	Equity in Income of Joint Venture per GAAP Statements of Operations	$30,869	$1,134	$34,669	$4,295
	Gain on Sale of Real Estate from Joint Venture	(30,441)	(1,414)	(34,184)	(1,756)
	Depreciation and Other Amortization of Real Estate in the Joint Venture	432	1,050	2,614	2,758
	Equity in FFO from Joint Venture Attributable to the Noncontrolling Interest	(103)	(93)	(372)	(636)
	Equity in FFO from Joint Venture, Net of Noncontrolling Interest	$757	$677	$2,727	$4,661

(b)	Income Tax Provision
	Income Tax Provision per GAAP Statements of Operations	$(9,111)	$(1,169)	$(15,282)	$(6,075)
	Income Tax Provision - Excluded from FFO	8,501	710	13,909	4,542
	Income Tax Provision - Allocable to FFO	$(610)	$(459)	$(1,373)	$(1,533)

(c) Investors and analysts in the real estate industry commonly use funds from operations ("FFO"), net operating income ("NOI"), adjusted EBITDA and adjusted funds from operations ("AFFO") as supplemental performance measures. While we consider net income, as defined by GAAP, the most appropriate measure of our financial performance, we acknowledge the relevance and widespread use of these supplemental performance measures for evaluating performance and financial position in the real estate industry. FFO principally adjusts for the effects of GAAP depreciation and amortization of real estate assets to account for the inherent assumption that real estate asset values rise or fall with market conditions. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. Adjusted EBITDA further evaluates the ability to incur and service debt, fund dividends and meet other cash obligations. AFFO provides a tool to further evaluate the ability to fund dividends, adjusting for additional factors such as straight-line rent and certain capital expenditures.

These supplemental performance measures are commonly used in various financial analyses including ratio calculations, pricing multiples/yields and returns and valuation metrics used to measure financial position, performance and value. We calculate our supplemental measures as follows:

FFO is calculated as net income available to common stockholders, unitholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain (or plus loss) on sale of real estate, adjusted for any associated income tax provisions or benefits. Similar adjustments are made for our share of net income from an unconsolidated joint venture. This calculation methodology is in accordance with the NAREIT definition of FFO.
NOI is calculated as total property revenues minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses.

Adjusted EBITDA is calculated as NOI plus equity in FFO from our investment in joint venture (net of noncontrolling interest) and minus general and administrative expenses.

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AFFO is calculated as adjusted EBITDA minus interest expense, capitalized interest and overhead, plus amortization of debt discounts and hedge costs, minus straight-line rent, amortization of above (below) market leases, lease inducements and provision for income taxes allocable to FFO or plus income tax benefit allocable to FFO, plus amortization of equity based compensation and minus non-incremental capital expenditures. Non-incremental capital expenditures refer to building improvements and leasing costs required to maintain current revenues plus tenant improvements amortized back to the tenant over the lease term. Excluded are first generation leasing costs, capital expenditures underwritten at acquisition and development/redevelopment costs.

FFO, NOI, adjusted EBITDA and AFFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available for debt repayment or dividend payments. They should not be considered substitutes of GAAP measures such as net income, cash flows or liquidity measures. Furthermore, the methodologies used to calculate these measures may vary across real estate companies, limiting comparability.

We consider cash basis same store NOI ("SS NOI") to be a useful supplemental measure of our operating performance. We believe SS NOI enhances the comparability of a company's real estate portfolio to that of other real estate companies. Same store properties are properties that were owned and placed in service prior to January 1, 2024 and held as an in service property through the end of the current reporting period including certain income-producing land parcels, and developments and redevelopments that were placed in service prior to January 1, 2024 (the "Same Store Pool"). Properties acquired with occupancy of at least 75% at acquisition are placed in service, unless we anticipate tenant move-outs within two years of ownership would reduce occupancy below 75%, in which case such properties are placed in service upon the earlier of reaching 90% occupancy or twelve months after tenant move out. Properties acquired with less than 75% occupancy are placed in service upon the earlier of reaching 90% occupancy or one year following acquisition. Developments, redevelopments and acquired income-producing land parcels for which our ultimate intent is to redevelop or develop are placed in service upon the earlier of reaching 90% occupancy or one year after construction completion.

We define SS NOI as NOI, less NOI from properties not in the Same Store Pool, and further adjusted to exclude the impact of straight-line rent, the amortization of above (below) market rent and the impact of lease termination fees. These items are excluded because we believe excluding them provides a more meaningful reflection of cash-basis rental growth and allows for a more consistent year-over-year analysis of property-level performance. SS NOI does not reflect general and administrative expense, interest expense, depreciation and amortization, income tax benefit and expense, gains and losses on the sale of real estate, equity in income or loss from joint venture, joint venture fees, joint venture development services expense, capital expenditures and leasing costs. SS NOI should not be considered an alternative to net income or cash flows from operations as defined by GAAP, nor should it be used as a substitute in evaluating our liquidity or overall operating performance. Additionally, our method for calculating SS NOI may differ from those used by other real estate companies, limiting comparability.

Same store revenues for the twelve months ended December 31, 2024 exclude $4,455 related to accelerated recognition of a tenant improvement reimbursement associated with a tenant in Central Pennsylvania.